Exhibit 1.1


                                PRICING AGREEMENT


                                                   December 16, 1997

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

         Champion International Corporation (the "Company") proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 14, 1996 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Unless otherwise provided herein, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Prospectus in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed, or in the case of a supplement mailed for filing, with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us 6 counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                         Very truly yours,

                                         CHAMPION INTERNATIONAL CORPORATION


                                         By: /s/ Frank Kneisel
                                            -----------------------------------
                                         Name: Frank Kneisel
                                         Title: Senior Vice President - Finance

Accepted as of the date hereof:

Goldman, Sachs & Co.
Salomon Brothers Inc

by:
    (Goldman, Sachs & Co.)

                                   SCHEDULE I



                                                                  Aggregate Principal           Aggregate Principal
                                                                 Amount of Debentures             Amount of Notes
Underwriter                                                         to be Purchased               to be Purchased
-----------                                                         ---------------               ---------------
Goldman, Sachs & Co........................................           $50,000,000                   $50,000,000
Salomon Brothers Inc ......................................           $50,000,000                   $50,000,000
                                                                      -----------                   -----------
         Total.............................................          $100,000,000                  $100,000,000
                                                                     ============                  ============

                                   SCHEDULE II

Title of Designated Securities:

     7.15% Debentures due December 15, 2027 (the "Debentures")
     6.65% Notes due December 15, 2037 (the "Notes")

Aggregate principal amount:

     Debentures:       $100,000,000
     Notes:            $100,000,000

Price to Public:
     99.875% of the principal amount of the Debentures, plus accrued interest, if any, from December 19, 1997

     100.000% of the principal amount of the Notes, plus accrued interest, if any, from December 19, 1997

Purchase Price by Underwriters:

     99.000% of the principal amount of the Debentures, plus accrued interest, if any, from December 19, 1997

     99.350% of the principal amount of the Notes, plus accrued interest, if any, from December 19, 1997

Specified funds for payment of purchase price:

     Federal Funds (same-day funds) by wire transfer

Indenture:

     Indenture, dated as of May 1, 1992, between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee

Maturity:

     Debentures:       December 15, 2027
     Notes:            December 15, 2037

Interest Rate:

     Debentures:       7.15%
     Notes:            6.65%

Interest Payment Dates:

     June 15 and December 15, commencing June 15, 1998. The Debentures and the Notes will bear interest from December 19, 1997.

Redemption Provisions:

     No provision for redemption by the Company

Sinking Fund Provisions:

     No sinking fund provisions

Time of Delivery:

     December 19, 1997 at 9:30 a.m.

Closing Location:     Sullivan & Cromwell
                      125 Broad Street
                      New York, New York 10004

Names and addresses of Representatives:

     Goldman, Sachs & Co.               Salomon Brothers Inc
     85 Broad Street                    Seven World Trade Center
     New York, New York 10004           New York, New York 10048

Other Terms:

     The Notes will be repaid on December 15, 2007, at the option of the registered holders of the Notes, at 100% of their principal amount, together with accrued interest to December 15, 2007. In order for a holder to exercise this option, the Company must receive at its office or agency in New York, New York, during the period beginning on October 15, 2007 and ending at 5:00 p.m. (New York City time) on November 15, 2007 (or, if November 15, 2007 is not a business day, the next succeeding business day), the Note with the form entitled "Option to Elect Repayment on December 15, 2007" on the reverse of the Note duly completed. Any such notice received by the Company during the period beginning on October 15, 2007 and ending at 5:00 p.m. (New York City time) on November 15, 2007 (or, if November 15, 2007 is not a business day, the next succeeding business day) shall be irrevocable. No transfer of the Notes (or, in the event that the Notes are being repaid in part, such portion of the Notes to be repaid) will be permitted after such notice is received by the Company. The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Notes held by such holder, so long as the principal amount that is to be repaid is equal to $1,000 or an integral multiple of $1,000. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

     The Debentures and the Notes will settle in the Same-Day Funds Settlement System of The Depository Trust Company.































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